Exhibit 99.1






                           For Immediate Release
                     For Further Information, Contact:
                 Brian Arsenault, SVP, Investor Relations
                               207 761-8517




               Banknorth Group to Present at KBW Conference

Portland, Maine, February 26, 2004 - Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, the Company's Chairman, President, and Chief Executive Officer, will present at the KBW Eastern Regional Bank Symposium at the Langham Hotel Boston 8:15 am - 8:45 a.m. on March 4, 2004.

A live audio webcast of the conference will be available at http://www.kbw.com. The webcast will be archived for 90 days and will also be available at Banknorth's website: http://www.banknorth.com, Investor Relations. The Company's presentation will be available on its website, www.banknorth.com, Investor Relations - Presentations, at the time of presentation and will be archived for 30 days.

Banknorth Group is a $26.5 billion banking and financial services holding company headquartered in Portland, Maine. The Company offers banking and financial services in every New England state except Rhode Island and in upstate New York.